                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          NORDSTROM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[NORDSTROM LOGO]

1501 Fifth Avenue, Seattle, WA 98101-1603

March 31, 1998

DEAR SHAREHOLDERS:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 19, 1998, at 11:00 a.m., Pacific Daylight Time, in Salons I and II, The Ritz-Carlton San Francisco, 600 Stockton Street, San Francisco, California.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent your Proxy.

I hope you will be able to join us and we look forward to seeing you in San Francisco.

Sincerely yours,
/s/ John J. Whitacre
John J. Whitacre
Chairman of the Board of Directors

NORDSTROM, INC.
1501 FIFTH AVENUE
SEATTLE, WA
98101-1603

NOTICE OF ANNUAL
MEETING OF
SHAREHOLDERS
                      To the Shareholders of
                      Nordstrom, Inc.:

                      The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 19, 1998, at 11:00 a.m., Pacific Daylight Time, in Salons I and II, The Ritz-Carlton San Francisco, 600 Stockton Street, San Francisco, California for the following purposes:

                      1. To elect 11 directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                      2. To consider and vote upon a proposal to amend the Nordstrom, Inc. 1997 Stock Option Plan;

                      3.  To ratify the appointment of auditors; and

                      4. To transact such other business as may properly come before the meeting and any adjournment thereof.

                      Holders of shares of Common Stock of record at the close of business on March 20, 1998 are entitled to notice of, and to vote at, the meeting.

                      Shareholders are cordially invited to attend the meeting in person.

                      By order of the Board of Directors,

                      /s/ Karen E. Purpur
                      Karen E. Purpur
                      Secretary

                      Seattle, Washington
                      March 31, 1998

                        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT

APPROXIMATE
MAILING DATE:
MARCH 31, 1998
                      This Proxy Statement is furnished to the Shareholders of Nordstrom, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 19, 1998 and any adjournment thereof. If the enclosed Proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing (such notification to be directed to the Company's offices at 1501 Fifth Ave., Seattle, WA 98101-1603). Each Proxy will be voted for Proposals 1, 2 and 3 and may be voted on such other matters as may properly come before the meeting if no contrary instruction is indicated on the Proxy.

                      There were 74,302,281 shares of Common Stock, the only security of the Company entitled to vote at the meeting, outstanding at March 20, 1998, the record date for the Annual Meeting of Shareholders. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 20, 1998. Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. For election of directors, the nominees elected will be those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Any action other than a vote for a nominee will have the effect of voting against the nominee. The amendments to the Nordstrom, Inc. 1997 Stock Option Plan will be approved and the appointment of auditors will be ratified if the votes cast in favor of the respective proposal exceed the votes cast against it. Abstentions and nonvotes by brokers will have no effect since such actions do not represent votes cast by Shareholders.

PRINCIPAL
SHAREHOLDERS
                      Except for D. Wayne Gittinger, Bruce A. Nordstrom and the Elmer and Katharine Nordstrom Family Interests, L.P. (whose ownership of the Company's Common Stock is set forth in the table on page 3), the only one who, to management's knowledge, is the beneficial owner of more than five percent of the Company's Common Stock at March 20, 1998 is Dodge and Cox of San Francisco, California, which owns 5,195,137 shares. The nature of the beneficial interest consists of the sole power of disposition as to 5,195,137, and the sole voting power as to 4,596,887 shares and the shared voting power as to 70,900 shares.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
                      The following table sets forth as of March 20, 1998 the number of shares of Common Stock held by directors and nominees, the executive officers named in the Summary Compensation Table on page 8, and all directors and executive officers of the Company as a group:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                 Amount and
                                                  Nature of
                                                 Beneficial           Percent of
Name of Beneficial Owner                          Ownership             Class
--------------------------------------------------------------------------------
D. WAYNE GITTINGER                             5,247,649(a)(b)          6.97%
  1420 Fifth Avenue, Suite 4100
  Seattle, Washington 98101
ENRIQUE HERNANDEZ, JR.                               217                 *
ANN D. MCLAUGHLIN                                  2,256                 *
JOHN A. MCMILLAN                                 801,654(a)(c)          1.06%
BRUCE A. NORDSTROM                             5,405,666(a)(d)          7.18%
  1501 Fifth Avenue
  Seattle, Washington 98101
ELMER AND KATHARINE NORDSTROM FAMILY
INTERESTS, L.P.                                6,238,276(e)             8.29%
  c/o 1501 Fifth Avenue
  Seattle, Washington 98101
JOHN N. NORDSTROM                              1,962,111(a)(f)          2.61%
ALFRED E. OSBORNE, JR.                             3,106(g)              *
WILLIAM D. RUCKELSHAUS                             7,256                 *
ELIZABETH CROWNHART VAUGHAN                        1,257                 *
JOHN J. WHITACRE                                  31,737(h)              *
BRUCE G. WILLISON                                  2,000(i)              *
JOHN A. GOESLING                                  74,334(j)              *
JACK F. IRVING                                    39,108(k)              *
ROBERT J. MIDDLEMAS                               15,493(l)              *
JAMES R. O'NEAL                                    9,696(m)              *
MARTHA S. WIKSTROM                                15,702(n)              *
Directors and executive officers as a
group (25 persons)                             22,637,855(o)           30.07%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Does not exceed 1% of the Company's outstanding Common Stock.
(a) Does not include 80,000 shares held by a corporation of which the director or his spouse owns a one-eighth beneficial interest.
(b) Includes 3,470,212 shares held by his wife individually, 309 shares held by her as a participant in the Company's 401(k) Plan, 388,800 shares held by a trust of which she is a trustee and beneficiary, and 1,375,380 shares held by a trust of which she is the beneficiary. Does not include 103,448 shares held by trusts of which he is a trustee.

(c) Includes 614,488 shares held by his wife individually and 54,000 shares held by a trust of which his wife is the beneficiary.
(d) Includes 29,194 shares held by his wife individually and 2,117,640 shares held by trusts of which he is a trustee and beneficiary. Does not include 1,757,482 shares held by trusts of which he is co-trustee.
(e) The general partners of this partnership are Katharine J. Nordstrom, The Elected Marital Trust under the Will of Elmer J. Nordstrom (John N. Nordstrom, trustee), the James F. Nordstrom Interests, L.P., and the John N. Nordstrom Interests, L.P. The general partners of the James F. Nordstrom Interests, L.P. are Sally A. Nordstrom, the Estate of James F. Nordstrom (Sally A. Nordstrom, personal representative), J. Daniel Nordstrom and William E. Nordstrom, and the general partners of the John N. Nordstrom Interests, L.P. are John N. Nordstrom, Sally B. Nordstrom and James A. Nordstrom. Each of these entities and individuals are deemed to beneficially own the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. Each of the general partners disclaims beneficial ownership of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. that exceed the greater of their proportionate interest in their respective profits or capital account in the partnerships.
(f) Includes 80,805 shares held by his wife, 2,006 shares held by trusts of which he is the trustee and 1,390,000 shares held by the John N. Nordstrom Interests, L.P. of which he is a general partner. Mr. Nordstrom disclaims beneficial ownership of the shares held by the John N. Nordstrom Interests, L.P. that exceed the greater of his proportionate interest in his profits or capital account in the partnership. Does not include any of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P., of which he is deemed a beneficial owner.
(g) Includes 300 shares held by his wife and 200 shares held by a corporation of which he is the sole shareholder.
(h) Includes 26,481 shares which may be acquired under the 1987 Stock Option Plan and 3,255 shares held by him as a participant in the Company's 401(k) Plan.
(i) Represents shares held by a trust of which he and his spouse are trustees and beneficiaries.
(j) Includes 35,639 shares which may be acquired under the 1987 Stock Option Plan. On October 3, 1997, Mr. Goesling simultaneously sold 37,500 call options and purchased 37,500 put options, each entitling the holder to purchase or sell, as applicable, one share of Nordstrom, Inc. common stock, exercisable on October 3, 2000.
(k) Includes 22,485 shares which may be acquired under the 1987 Stock Option
Plan.
(l) Includes 13,773 shares which may be acquired under the 1987 Stock Option Plan and 1,719 shares held by him in the Company's 401(k) Plan.
(m) Includes 5,327 shares which may be acquired under the 1987 Stock Option Plan and 583 shares held by him in the Company's 401(k) Plan. Also includes one share held by his wife, 3,374 shares which may be acquired by her under the 1987 Stock Option Plan and 412 shares held by her in the Company's 401(k) Plan.
(n) Includes 14,912 shares which may be acquired under the 1987 Stock Option Plan and 789 shares held by her in the Company's 401(k) Plan.
(o) Includes the 6,238,276 shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. Also includes 655,000 shares held by the James F. Nordstrom Interests, L.P.

The directors and executive officers shown in the table disclaim beneficial interest in any shares held solely as custodian or trustee, and all shares held by their spouses and immediate family members.

PROPOSAL 1:
ELECTION OF DIRECTORS
                      Eleven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. Unless otherwise instructed by the Shareholder, the persons named in the enclosed Proxy intend to vote for the election of the persons listed in this Proxy Statement. Except for Mr. Willison, all of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the Proxy may be voted for a person to be selected by the Board of Directors of the Company.

                      NOMINEES

                      Information related to the director nominees is set forth below:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
-------------------------------------------------------------------------------
D. WAYNE GITTINGER        Partner in the law firm of Lane Powell          1971
  Age 65(a)(b)              Spears Lubersky LLP
ENRIQUE HERNANDEZ, JR.    President and CEO of Inter-Con Security         1997
  Age 42(c)                 Systems, Inc., a California based
                            worldwide security and facility support
                            services provider; co-founder and
                            principal partner, Interspan
                            Communications, a television
                            broadcasting company serving Spanish
                            speaking audiences
ANN D. MCLAUGHLIN         Chairman of the Aspen Institute, a              1992
  Age 56(d)                 Colorado based non- profit, non-partisan
                            organization whose goal is to enhance,
                            through debate, the effectiveness of the
                            leaders of the country's democratic
                            institutions (formerly Vice Chairman of
                            the Aspen Institute; President of the
                            Federal City Council; President and CEO
                            of New American Schools Development
                            Corporation; Visiting Fellow of the
                            Urban Institute)
JOHN A. MCMILLAN          Retired (formerly Co-Chairman of the Board      1966
  Age 66(b)(e)              of Directors of the Company)
BRUCE A. NORDSTROM        Retired (formerly Co-Chairman of the Board      1966
  Age 64(b)                 of Directors of the Company)
JOHN N. NORDSTROM         Retired (formerly Co-Chairman of the Board      1966
  Age 60(b)                 of Directors of the Company)
ALFRED E. OSBORNE, JR.    Director of the Harold Price Center for         1987
  Age 53(f)                 Entrepreneurial Studies and Associate
                            Professor of Business Economics, The
                            Anderson School at UCLA
WILLIAM D. RUCKELSHAUS    A Principal in Madrona Investment Group,        1985
  Age 65(g)                 L.L.C., a Washington based private
                            investment firm (formerly Chairman and
                            CEO of Browning-Ferris Industries, Inc.)
ELIZABETH CROWNHART       President of Salar Enterprises, Ltd., an        1977
  VAUGHAN                   Oregon based Company engaged in the
  Age 69                    production of historical materials

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
-------------------------------------------------------------------------------
JOHN J. WHITACRE          Chairman of the Board of Directors of the       1995
  Age 45(h)                 Company (formerly Co-Chairman of the
                            Board of Directors of the Company;
                            Co-President of the Company)
BRUCE G. WILLISON         President and Chief Operating Officer of         N/A
  Age 49(i)                 H.F. Ahmanson & Company, a California
                            headquartered thrift holding company and
                            Home Savings of America, a full-service
                            consumer bank, also headquartered in
                            California. H.F. Ahmanson is the parent
                            company of Home Savings of America
                            (formerly Vice Chairman of First
                            Interstate Bancorp; Chairman, President
                            and CEO of First Interstate Bank of
                            California)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(a) Mr. Gittinger is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the past fiscal year.
(b) Bruce A. Nordstrom is a brother-in-law of D. Wayne Gittinger and a cousin of John N. Nordstrom. John A. McMillan is a cousin of all three by marriage.
(c) Mr. Hernandez is also a director of California Healthcare Foundation, ICSS Holding Corp., McDonald's Corporation and Washington Mutual, Inc.
(d) Mrs. McLaughlin, a former U.S. Secretary of Labor, is also a director of AMR Corporation, Donna Karan International, Fannie Mae, General Motors Corporation, Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Potomac Electric Power Company, Sedgwick Group plc, Union Camp Corporation and Vulcan Materials Company.
(e) Mr. McMillan is also a director of the Follett Company.
(f) Dr. Osborne is also a director of Greyhound Lines, Inc., The Times Mirror Company, Wedbush Morgan Securities, Inc. and United States Filter Corporation, and is also a trustee of the Sierra Trust Funds, an independent general partner of Technology Funding Venture Partners.
(g) Mr. Ruckelshaus is also a director of Browning-Ferris Industries, Inc. (Chairman of the Board), Coinstar, Inc., Cummins Engine Company, Gargoyles, Inc., Monsanto Company, Solutia Inc. and Weyerhaeuser Company. He was also a director of the Company from 1978 to 1983.
(h) Mr. Whitacre is also a director of Nordstrom Credit, Inc., the Company's wholly-owned finance subsidiary.
(i) Mr. Willison is also a director of Enron Corporation, the Los Angeles Urban League, the United Way of Greater Los Angeles and the Los Angeles Sports Council.

The Board of Directors recommends a vote for each of the nominees listed in the table.

BOARD OF DIRECTORS
AND COMMITTEES
                      The Board of Directors maintains an Audit Committee, a Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the past year, there were four meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation and Stock Option Committee and five meetings of the Corporate Governance and Nominating Committee.

                      Current members of the Audit Committee are Alfred E. Osborne, Jr., Chair, Enrique Hernandez, Jr., Charles A. Lynch, Ann D. McLaughlin, William D. Ruckelshaus and Elizabeth Crownhart Vaughan. The Audit Committee is responsible for recommending the Company's independent auditors, and reviewing the scope, costs and results of the audit engagement.

                      Current members of the Compensation and Stock Option Committee are William D. Ruckelshaus, Chair, D. Wayne Gittinger, Ann D. McLaughlin, John A. McMillan, Alfred E. Osborne, Jr. and Elizabeth Crownhart Vaughan. The Compensation and Stock Option Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's stock option plans.

                      Current members of the Corporate Governance and Nominating Committee are D. Wayne Gittinger, Chair, Charles A. Lynch, Ann D. McLaughlin, William D. Ruckelshaus and Elizabeth Crownhart Vaughan. The Corporate Governance and Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Committee will consider recommendations by Shareholders for vacancies on the Board. Suggestions may be submitted to the Company's Secretary.

COMPENSATION OF
EXECUTIVE OFFICERS IN
THE YEAR ENDED
JANUARY 31, 1998
                      SUMMARY COMPENSATION TABLE

                      The following table summarizes compensation paid or accrued by the Company for services rendered by the Chairman of the Board of Directors and five Executive Vice Presidents for the periods indicated:

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

                                       Annual Compensation                 Long-Term Compensation
--------------------------------------------------------------------------------------------------
                                                                             Number
Name and Principal        Fiscal                            Other Annual   of Stock      All Other
Position                  Year(a)       Salary      Bonus  Compensation(b)   Options Compensation(c)
--------------------------------------------------------------------------------------------------
JOHN J. WHITACRE               1997   $365,000   $245,791         $1,066      4,380        $12,726
CHAIRMAN OF THE BOARD OF       1996   $350,000         $0        $20,769      5,024        $48,093
DIRECTORS                      1995   $344,167         $0         $1,648      5,651        $10,998
--------------------------------------------------------------------------------------------------
JOHN A. GOESLING               1997   $325,000   $162,500           $495      4,066        $13,428
EXECUTIVE VICE PRESIDENT       1996   $325,000         $0           $127      4,665        $11,055
AND TREASURER                  1995   $322,083         $0        $20,354      5,264        $50,715
--------------------------------------------------------------------------------------------------
JACK F. IRVING                 1997   $297,000   $265,225           $752      3,716         $8,522
                               1996   $297,000   $106,122           $600      4,263         $6,837
EXECUTIVE VICE PRESIDENT       1995   $290,000    $44,793        $20,634      4,795        $45,406
--------------------------------------------------------------------------------------------------
ROBERT J. MIDDLEMAS            1997   $194,750   $268,865         $1,604      2,395        $11,350
                               1996   $164,000    $16,000         $1,995      2,353        $11,585
EXECUTIVE VICE PRESIDENT       1995   $162,333         $0         $2,811      2,648        $12,368
--------------------------------------------------------------------------------------------------
JAMES R. O'NEAL                1997   $184,250   $312,276        $20,516      2,189        $59,871
                               1996   $157,000     $6,500             $0      2,009        $11,505
EXECUTIVE VICE PRESIDENT       1995   $148,750    $14,427             $0      2,392        $12,231
--------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM             1997   $249,250   $457,878           $540      3,146        $11,167
                               1996   $230,000     $6,000        $20,991      3,330        $57,293
EXECUTIVE VICE PRESIDENT       1995   $218,333    $65,285         $1,233      3,551        $12,445
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(a) The fiscal year of the Company ends January 31. Fiscal years indicated end January 31 of the following year.
(b) Other Annual Compensation for fiscal year 1997 includes tax reimbursements.
(c) All Other Compensation for fiscal year 1997 includes the following:

     Profit Sharing Plan benefit: Mr. Whitacre: $6,626; Mr. Goesling: $6,622; Mr. Irving: $6,667; Mr. Middlemas: $6,614; Mr. O'Neal: $6,610; Ms.
     Wikstrom: $6,606.

     401(k) Plan benefit: Mr. Whitacre: $4,750; Mr. Goesling: $4,750; Mr.
     Middlemas: $4,340; Mr. O'Neal: $4,161; Ms. Wikstrom: $4,025.

     Premiums on excess life insurance: Mr. Whitacre: $1,350; Mr. Goesling:
     $2,056; Mr. Irving: $1,855; Mr. Middlemas: $396; Mr. O'Neal: $267; Ms.
     Wikstrom: $536.

     Automobile Allowance: Mr. O'Neal: $48,833.

                      OPTION GRANTS IN LAST FISCAL YEAR

                      The following table sets forth information concerning option grants during fiscal year 1997 to the named executive officers:


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                                      Potential Realizable
                                                           Percent                                      Value at Assumed
                                                          of Total                                   Annual Rates of Stock
                                                           Options                                   Price Appreciation for
                                             Number     Granted to  Exercise or                           Option Terms
                                         of Options   Employees in   Base Price                      ----------------------
Name                                     Granted(a)    Fiscal Year    Per Share   Expiration Date           5%          10%
---------------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                              2,485          0.72%     $46.1875  May 20, 2007          $72,182     $182,923
                                              1,895          0.55%     $60.5625  Nov 18, 2007          $72,176     $182,907
---------------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                              2,307          0.67%     $46.1875  May 20, 2007          $67,012     $169,821
                                              1,759          0.51%     $60.5625  Nov 18, 2007          $66,996     $169,780
---------------------------------------------------------------------------------------------------------------------------
JACK F. IRVING                                2,108          0.61%     $46.1875  May 20, 2007          $61,231     $155,172
                                              1,608          0.46%     $60.5625  Nov 18, 2007          $61,245     $155,206
---------------------------------------------------------------------------------------------------------------------------
ROBERT J. MIDDLEMAS                           1,313          0.38%     $46.1875  May 20, 2007          $38,139      $96,651
                                              1,082          0.31%     $60.5625  Nov 18, 2007          $41,211     $104,436
---------------------------------------------------------------------------------------------------------------------------
JAMES R. O'NEAL                               1,242          0.36%     $46.1875  May 20, 2007          $36,076      $91,425
                                                947          0.27%     $60.5625  Nov 18, 2007          $36,069      $91,405
---------------------------------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM                            1,739          0.50%     $46.1875  May 20, 2007          $50,513     $128,009
                                              1,407          0.41%     $60.5625  Nov 18, 2007          $53,589     $135,805
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(a) Options are granted at the fair market value of the Company's Common Stock on the date of grant and vest and become exercisable during employment with the Company ratably each year over a four-year period from the date of grant. To the extent not already exercisable, options generally become exercisable upon a sale of the Company or substantially all of its assets. During the last fiscal year, the Company granted options to officers and other key employees on May 20, 1997 and on November 18, 1997.

                      OPTION EXERCISES AND YEAR END VALUE TABLE

                      The following table sets forth information concerning option exercises and the value of options held during fiscal year 1997 by the named executive officers:

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                          Dollar Value of
                                                           Number of Unexercised     Unexercised, in-the-Money
                                 Number of                    Options Held at             Options held at
                                    Shares       Dollar       January 31, 1998          January 31, 1998(a)
                               Acquired on        Value  --------------------------  --------------------------
Name                              Exercise     Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                         0           $0       31,408         12,099     $485,258        $66,574
---------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                     3,628     $131,062       38,024         11,296     $644,192        $61,793
---------------------------------------------------------------------------------------------------------------
JACK F. IRVING                      21,155     $677,208       20,383         10,224     $254,183        $56,282
---------------------------------------------------------------------------------------------------------------
ROBERT J. MIDDLEMAS                  1,538      $39,119       12,550          6,035     $178,704        $32,005
---------------------------------------------------------------------------------------------------------------
JAMES R. O'NEAL                      5,391      $74,914        4,254          5,361      $32,632        $28,445
---------------------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM                   2,338      $60,204       13,252          8,170     $158,799        $43,589
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(a) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at January 31, 1998, as the case may be, minus the exercise price.

                      PENSION PLAN TABLE

                      The following table sets forth information concerning estimated annual benefits payable to each of the named executive officers upon their retirement based upon indicated years of service (without reduction for any Profit Sharing Retirement Plan benefits):

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                              Years of Service
       Average Annual  ---------------------------------------------------------------
      Compensation(a)      15           20           25           30           35
--------------------------------------------------------------------------------------
      $125,000         $    45,000  $    60,000  $    75,000  $    75,000  $    75,000
      $150,000         $    54,000  $    72,000  $    90,000  $    90,000  $    90,000
      $175,000         $    63,000  $    84,000  $   105,000  $   105,000  $   105,000
      $200,000         $    72,000  $    96,000  $   120,000  $   120,000  $   120,000
      $225,000         $    81,000  $   108,000  $   135,000  $   135,000  $   135,000
      $250,000         $    90,000  $   120,000  $   150,000  $   150,000  $   150,000
      $300,000         $   108,000  $   144,000  $   180,000  $   180,000  $   180,000
      $400,000         $   144,000  $   192,000  $   240,000  $   240,000  $   240,000
      $450,000         $   162,000  $   216,000  $   270,000  $   270,000  $   270,000
      $500,000         $   180,000  $   240,000  $   300,000  $   300,000  $   300,000
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(a) The benefits are payable pursuant to the Nordstrom Supplemental Executive Retirement Plan, which covers officers of the Company and its subsidiaries, including the named executive officers. The benefits are unfunded and limited to a maximum of 60% of the monthly average compensation (based solely on the yearly amounts set forth in the salary and bonus columns of the Summary Compensation Table) less any monthly benefits payable under the Nordstrom Profit Sharing Retirement Plan. The normal retirement benefit provided by the Nordstrom Supplemental Executive Retirement Plan is 2.4% of the monthly average compensation for the three highest paying years of the last five years, multiplied by the number of years of service with the Company, up to a maximum of twenty-five years.
(b) The credited years of service to the Company for John J. Whitacre, John A. Goesling, Jack F. Irving, Robert J. Middlemas, James R. O'Neal and Martha S. Wikstrom are 21, 20, 31, 18, 17 and 16, respectively.

COMPENSATION AND
STOCK OPTION
COMMITTEE
REPORT ON FISCAL YEAR
1997 EXECUTIVE
COMPENSATION
                      The Compensation and Stock Option Committee is comprised of six directors, and is responsible for setting compensation levels for the Chairman of the Board of Directors, the Co-Presidents and the Executive Vice Presidents of the Company. The Committee also consults with the Chairman and the Co-Presidents with respect to the compensation and benefits for other officers and with respect to the benefits for certain other employees of the Company.

                      COMPENSATION PHILOSOPHY

                      The Company bases different portions of its executive compensation program on differing measures of Company performance and Shareholder value. The overall goal of the Committee is to develop compensation programs and policies that are consistent with and linked to the Company's strategic business objectives. The program is designed to:

                          - Play a critical role in retaining executives whom
                            the Company deems most able to further its goal of aligning the Company's interests with creating value for Shareholders.

                          - Reward executives for medium and long-term Company
                            performance and value created for Shareholders as measured by a mix of factors, including increases in Company stock price, sales increases, earnings per share, dividends and other performance related value drivers which will or should increase Shareholder return.

                      In fiscal 1997, the Company's management initiated a long-term program to assure that the Company increases value for Shareholders. The Committee considered this clarification of the Company's management approach and engaged an outside consultant to provide counsel regarding the competitiveness and alignment of the Company's executive compensation structure with its strategic objectives. The Committee has considered these recommendations and, as set forth below, has restructured portions of its fiscal 1998 compensation program as a result, and will likely make refinements in future years to further reinforce management's implementation of its value-based approach to managing the business.

                      The Company also considers Section 162(m) of the Internal Revenue Code, which limits to $1 million per year the compensation expense deduction the Company may take with respect to the executive officers named in the Summary Compensation Table. The Company is submitting amendments to its 1997 Stock Option Plan for Shareholder approval in part to comply with regulations promulgated under Section 162(m) to qualify certain long-term incentives granted pursuant to that plan under the performance-based compensation exception to the expense deduction limit.

                      PAY MIX AND MEASUREMENT

                      The Company's executive compensation program is based on three components, each of which furthers a differing objective, but all of which together are intended to serve the Company's overall compensation philosophy.

                      BASE SALARY. Base salary increases or decreases are established on an annual basis and are based on the Committee's view of how the management team and the respective individuals contribute to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including the Company's earnings, its performance versus its retail competitors, its performance versus budget, its improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. The Committee also reviews the competitive median base salaries for competitors in the specialty retailing field, including companies listed in Standard & Poor's Retail Store Composite referenced in the Performance Graph on page 15.

                      ANNUAL BONUS INCENTIVES. This incentive is intended to reflect the Company's belief that management's contribution to medium and long-term Company performance comes, in part, from improvement in Company earnings per share, division sales, inventory turn and gross margins. Annual bonus incentives for the Chairman, the Co-Presidents and the Executive Vice President and Treasurer have been based solely on specified earnings per share target amounts. Annual bonus incentives for the other Executive Vice Presidents have been based on various combinations of earnings per share, division sales, inventory turn, gross margin and expense control targets. The amount of the respective bonuses has been based on these targets which, in turn, relate to pre-established percentages of the respective base salaries. Under this plan, executive officers have not received any bonus incentives until the applicable minimum specified performance target was achieved. The performance targets have not been waived for purposes of these bonus incentives for any year covered by the Summary Compensation Table.

                      LONG-TERM INCENTIVES. STOCK OPTIONS. The 1987 Stock Option Plan expired in August 1997. The 1987 Plan authorized granting options to key employees or key managerial personnel of the Company and its subsidiaries. A number of options granted under this Plan remain outstanding. The 1997 Stock Option Plan, adopted for a term of 10 years beginning May 20, 1997, authorized granting options and shares of restricted stock to employees of the Company and its subsidiaries. Both the 1987 and 1997 Stock Option

                      Plans are administered by the Committee. The Committee proposed to the Board the amendments to the 1997 Stock Option Plan which are being submitted for approval by the Shareholders. Among other things, those amendments authorize granting performance shares in addition to options and shares of restricted stock.

                      The option incentive component of the total compensation package is intended to retain and motivate executives to increase total return to the Shareholders. Stock options have been granted at the fair market value of the Company's Common Stock and only have value if the Company's stock price increases from the time of the award. If the Shareholders approve the amendments to the 1997 Stock Option Plan, options must be granted at no less than fair market value. Vesting of options occurs only during employment with the Company upon each anniversary of the award unless vesting of the options is subject to performance goals established by the Committee.

                      The number of stock options granted to the executive officers named in the Summary Compensation Table has been determined by the Committee pursuant to a formula used for all plan participants, without reference to the number of stock options granted previously. Pursuant to the formula, the number of option shares granted has corresponded to the number of underlying Company shares that would produce a value equal to 50% of the participant's yearly salary, assuming an annual 12% growth rate in the Company's Common Stock price over a five-year period. Stock options have been granted semiannually in May and November, with one half of the formula value of the option award granted each time. Since the formula is keyed to salary, the performance factors discussed in the Base Salary paragraph also would apply to this compensation component. The Committee reserves the right to change or eliminate the formula at any time.

                      Under the 1997 Stock Option Plan, as amended, the Committee has granted in fiscal 1998, subject to Shareholder approval of the Plan amendments, a mixture of:

                          - Stock options granted at fair market value with
                            vesting over time.

                          - Stock options granted at fair market value with
                            vesting based on the achievement of pre-established performance goals related to increases in the Company's stock price.

                          - Performance shares with vesting that entitles the
                            grantee to receive shares of the Company's Common Stock (or cash in lieu thereof) upon the achievement of pre-established performance goals related to three year total shareholder return in relation to Standard & Poor's Retail Store Composite (i.e., the index referenced in the Performance Graph on page
                            15).

                      In granting this mixture of benefits, the Committee sought to further the Company's new management approach by more closely aligning the Company's compensation program with increasing value for Shareholders.

                      RETIREMENT. The Nordstrom Profit Sharing Retirement Plan covers all regular employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table. The Board of Directors determines annually an amount to be contributed by the Company to the Retirement Plan. Allocation of the Company's contribution to each participant's account is pro rata, based on one unit of credit for each year of service and one unit of credit for each $100 of compensation. For purposes of this latter calculation, compensation is limited to $160,000 for calendar year 1997.

                      SAVINGS. Pursuant to the Nordstrom Employee Deferral Retirement Plan, employees may elect to have the Company pay from 1% to 10% of the employee's compensation, up to a maximum of $9,500 for calendar year 1997, to the Retirement Plan instead of paying that amount to the employee. The Company matches 50% of the employee's contribution up to 6% of the employee's compensation. Monies in the account are invested at the direction of the employee among one or more of six funds, one of which consists of Common Stock of the Company. Distributions are made at normal retirement or earlier termination of employment, and for terminal illness, disability or hardship.

                      The Nordstrom Supplemental Executive Retirement Plan provides retirement benefits to certain executives of the Company. This Plan is described in the note to the Pension Plan Table on page 10.

                      COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

                      The base salary for the chief executive officer is determined by the Committee and is based on overall Company performance. That performance is measured by a number of factors including the Company's earnings, real or perceived retail environment and competitive conditions, performance versus budget, growth in sales, improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. The base salary of the Chairman was increased from $350,000 in 1996 to $365,000 in 1997, reflecting an improvement in a number of important areas of the Company's financial performance over the previous year. The annual bonus incentive for the Chairman was based solely on earnings per share targets as previously described. Those earnings per share targets were met and the Chairman received a bonus of $245,791 for fiscal year 1997. The Chairman received stock options during fiscal year 1997 pursuant to the formula used for all Stock Option Plan participants as previously described.

                      February 16, 1998    COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                           William D. Ruckelshaus, Chair
                                           D. Wayne Gittinger
                                           Ann D. McLaughlin
                                           John A. McMillan
                                           Alfred E. Osborne, Jr.
                                           Elizabeth Crownhart Vaughan

STOCK PRICE
PERFORMANCE
                      PERFORMANCE GRAPH

                      The following graph compares for each of the last five fiscal years ending January 31 the cumulative total return of Company Common Stock, Standard & Poor's 500 Index and Standard & Poor's Retail Store Composite. The cumulative total return of Company Common Stock assumes $100 invested on January 31, 1993 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            STANDARD & POOR'S 500 INDEX    S&P RETAIL STORES COMPOSITE      NORDSTROM, INC. COMMON STOCK
1993                                $100                            $100                              $100
1994                                 113                              96                                90
1995                                 113                              89                               105
1996                                 157                              96                               103
1997                                 199                             115                                99
1998                                 252                             170                               137

COMPENSATION OF
DIRECTORS
                      Employee directors of the Company are not paid any fees for serving as members of the Board or any Board committee. Non-employee directors are paid a yearly retainer of $15,000 and a fee of $1,000 for each Board meeting and $1,000 for each committee meeting attended, together with reasonable traveling expenses. Pursuant to the 1993 Non-Employee Director Stock Incentive Plan, immediately following each Annual Meeting of Shareholders non-employee directors also receive that number of shares of Company Common Stock having a fair market value of $10,000, plus a $4,000 cash award to offset tax obligations attributable to the stock award.

COMPENSATION
COMMITTEE INTERLOCKS
AND INSIDER
PARTICIPATION
                      None of the members of the Compensation and Stock Option Committee is or has been an officer or employee of the Company or any of its subsidiaries except John A. McMillan, who was a Co-Chairman of the Board of Directors of the Company before his retirement in January 1996. D. Wayne Gittinger, a director of the Company and a member of the Compensation and Stock Option Committee, is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the past fiscal year.

CERTAIN RELATIONSHIPS
AND RELATED
TRANSACTIONS
                      The Company is managed by six Co-Presidents, who are responsible for specific areas of the Company's business, and the Chairman, who oversees the overall operations of the Company. Each of the Co-Presidents received a salary and bonus for fiscal 1997 of $303,500. Compensation for the Chairman is set forth in the executive compensation section on page 8. The Co-Presidents are Blake W. Nordstrom, Peter E. Nordstrom and Erik B. Nordstrom, who are sons of Bruce A. Nordstrom; J. Daniel Nordstrom and William E. Nordstrom, who are sons of James F. Nordstrom (deceased), a former Co-Chairman and director of the Company; and James A. Nordstrom, who is the son of John N. Nordstrom. James R. O'Neal's wife was employed by the Company at a salary and bonus of $175,599. D. Wayne Gittinger's stepson was employed by the Company at a salary and bonus of $71,625.

                      During the year ended January 31, 1998, the Company leased an airplane from JBW Aircraft Leasing Company, Inc. ("JBW"), of which John N. Nordstrom, Bruce A. Nordstrom and D. Wayne Gittinger are the sole shareholders. During the period, the Company made lease payments to JBW of $27,000. Also during the period, JBW made payments to the Company of $58,200 for services rendered. In addition, the Company chartered an airplane from JFN, Inc., the shareholders of which are Sally A. Nordstrom and the Estate of James F. Nordstrom (Sally A. Nordstrom, personal representative). During the period, the net amount of payments made by the Company to JFN, Inc. was $60,200. The Company believes the lease and charter rates and the terms of these arrangements are more favorable than those generally available to the Company from other commercial charters.

PROPOSAL 2:
APPROVAL OF AMENDMENT
TO THE 1997
STOCK OPTION PLAN

                      INTRODUCTION

                      The Board of Directors, subject to approval of the Shareholders, has adopted amendments to the Company's 1997 Stock Option Plan (the "Plan"). The Plan was originally approved by the Shareholders in 1997. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company; to provide additional incentive in the form of options to purchase the Company's Common Stock, shares of restricted Common Stock or performance shares based on the value of Common Stock to employees of the Company or subsidiary of the Company; and to promote the success of the business. The Plan will continue to be administered by the Compensation and Stock Option Committee. Although all of the Company's employees are eligible to receive awards under the Plan, as of March 20, 1998, approximately 289 current employees had been granted awards under the Plan.

                      The proposed Plan amendments were prepared primarily to authorize granting Performance Shares (defined below) under the Plan and to qualify those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation in excess of $1 million paid in any year to the chief executive officer and the four other highest paid executive officers will not be deductible by the Company for federal income tax purposes unless certain conditions are met. One condition is that the compensation qualify as "performance-based compensation." In addition to other requirements for qualification as performance-based compensation, Shareholders must be advised of and approve the material terms of the performance goals under which such compensation is to be paid.

                      Since the determination was made to amend the Plan as set forth above, the Company also decided to amend the Plan to address certain other Shareholder concerns. Namely, the Plan amendments prohibit the repricing of any options granted under the Plan and mandate that the exercise price of any option granted under the Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. Finally, the Plan amendments also increase the number of shares of Common Stock that may be granted to any participant in any year pursuant to each of stock options, restricted stock or Performance Shares from 50,000 to 200,000.

                      Set forth below is a summary of the Plan amendments, which is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which may be obtained upon written request to the Company's Secretary.

                      PERFORMANCE SHARES

                      The Plan currently provides the Compensation and Stock Option Committee with discretion to grant options to purchase Common Stock and shares of restricted Common Stock. The Plan amendments also authorize granting performance share units which entitle the participant to shares of Common Stock or cash in lieu thereof (the "Performance Shares") upon the achievement of such performance goals as may be established by the Committee at the time of grant. Those performance goals may be based on any one or combination of the following performance criteria: (a) achievement of a specified percentage increase or quantitative level in the Company's Shareholder return as compared to the Standard & Poor's Retail Store Composite or other comparator group, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company's Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on capital employed or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, (d) achievement of a specified percentage increase or quantitative level in other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. Only after the performance goals have been attained may the Committee authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the participant, or both.

                      If the participant's employment with the Company or any subsidiary is terminated' before the end of the period of time over which Performance Shares may be earned (a "Performance Cycle") for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee may establish guidelines providing that if a participant's employment is terminated before the end of a Performance Cycle by reason of disability, or death, the participant shall be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle. If the participant's employment is terminated before the end of a Performance Cycle by reason of retirement, the participant's rights with respect to any Performance Shares being earned during the Performance Cycle shall continue as if the participant's employment had continued through the end of the Performance Cycle.

                      OPTION REPRICING PROHIBITION

                      The Plan is currently silent as to whether options may be repriced by the Committee. The Plan amendments add a prohibition against repricing options granted under the Plan. In other words, if the Plan amendments are approved by the Shareholders, the exercise price of outstanding options granted under the Plan may not be changed by the Committee.

                      FAIR MARKET VALUE REQUIREMENT

                      The Plan currently allows the Committee to establish the exercise price of any option granted under the Plan. If the Plan amendments are approved by the Shareholders, the exercise price of any option granted under the Plan must be no less than the fair market value of the Common Stock on the date of grant.

                      SHARE LIMIT

                      The Plan currently provides that no participant shall be granted options in any year to purchase more than 50,000 shares of the Company's Common Stock and that no participant shall be granted more than 50,000 shares of restricted stock of the Company in any year. If the Shareholders approve the Plan amendments, those numbers would be increased to 200,000. The Plan amendments also provide that no participant shall be granted Performance Shares for more than 200,000 shares of Common Stock in any year.

                      FEDERAL INCOME TAX CONSEQUENCES

                      The material federal income tax consequences to the Company and employees of the grant and vesting of Performance Shares under existing and applicable provisions of the Code and regulations will generally be as follows. When a participant receives payment with respect to Performance Shares, the amount of cash and the fair market value of the Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company, assuming that the deduction is not disallowed by
                      Section 162(m) of the Code or otherwise limited under the Code.

                      NEW PLAN BENEFITS

                      The Compensation Committee has full discretion to determine the number and amount of options, shares of restricted stock or Performance Shares to be granted to employees under the Plan, subject to annual limitations on the total number of shares of Common Stock that may by granted to any employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Plan are not presently determinable. Details on stock options granted during the last three years to certain executive officers are presented in the Summary Compensation Table.

                      The Board of Directors recommends a vote for approval of the Plan amendments.

PROPOSAL 3:
RATIFICATION OF
APPOINTMENT OF
AUDITORS
                      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche LLP to be the Company's auditors for fiscal year 1998. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the Shareholders of the Company. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                      The Board of Directors recommends ratification of Deloitte & Touche LLP as auditors for the Company.

SOLICITATION OF
PROXIES
                      Solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally, by telephone and by telegraph and by regular officers and employees of the Company who will receive no additional compensation for their services. Brokers or other persons holding shares in their names or in the names of nominees will be reimbursed their reasonable expenses for sending proxy material to principals and obtaining their proxies. All expenses of proxy solicitation will be paid by the Company.

COMPLIANCE WITH
SECTION 16(a) OF
THE EXCHANGE ACT
OF 1934
                      Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 1997 all filing requirements applicable to its directors, executive officers and 10 percent shareholders were satisfied except that one report, covering one transaction, was filed late by Charles A. Lynch, a current director of the Company, and that one report for each of Gail A. Cottle, John A. Goesling, Blake W. Nordstrom, Erik B. Nordstrom, J. Daniel Nordstrom, James A. Nordstrom, Peter E. Nordstrom, William
                      E. Nordstrom and John J. Whitacre was filed late to report special recognition awards to each of those individuals of one share of the Company's Common Stock.

OTHER MATTERS
                      The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

SHAREHOLDER
PROPOSALS FOR 1999
ANNUAL MEETING
                      Proposals for Shareholder action which eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 1999 Annual Meeting must be received by the Company at its principal executive offices on or before December 1, 1998.

                      By Order of the Board of Directors,

                      /s/ Karen E. Purpur
                      Karen E. Purpur
                      Secretary

                      Seattle, Washington
                      March 31, 1998

                                     [LOGO]

                                [RECYCLED LOGO]
                           Printed on Recycled Paper

                                                                    APPENDIX A



                                   NORDSTROM, INC.
                                1997 STOCK OPTION PLAN
                         (As amended on February 17, 1998)


     1. Purposes of the Plan. The purposes of this 1997 Nordstrom Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility with Nordstrom, Inc. (the "Company"), to provide additional incentive in the form of options to purchase the Company's shares of common stock, no par value per share (the "Common Stock"), shares of restricted Common Stock or performance shares based on the value of Common Stock (the "Benefits") to employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business.

     2. Eligibility. Any employee of the Company or any parent or subsidiary of the Company may receive Benefits under the Plan.

     3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof (the "Committee"). The Committee shall either (i) consist solely of two or more directors of the Company who are "non-employee directors" as defined under Section 16 under the Securities Exchange Act of 1934, as amended and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or (ii) cause any director who is not a non-employee or outside director to abstain from any action by the Committee related to granting Benefits to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors who may administer the Plan with respect to employees who are not executive officers of the Company.

     4. Effective Date and Termination of Plan. Subject to shareholder approval, the effective date of the Plan is May 20, 1997. The Plan shall terminate when all shares of stock subject to Benefits granted under the Plan shall have been acquired or on May 19, 2007, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Benefits granted under the Plan and then in effect.

     5. Shares Subject to the Plan. The Common Stock subject to Benefits authorized to be granted under the Plan shall consist of 5,000,000 shares of Common Stock, no par value, or the number and kind of shares of Common Stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8. All or any shares of Common Stock subject to Benefits which for any reason terminate may again be made subject to Benefits under the Plan.

     6. Grant, Terms and Conditions of Options. The Committee may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options at any time and from time to time prior to the termination of the Plan to those employees of the Company or any parent or subsidiary of the Company who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Company's operations. However, no participant shall be granted options in any year to purchase more than 200,000 shares of Common Stock as adjusted as provided in Section 9.

     No participant shall have any rights as a shareholder of the Company with respect to any Common Stock underlying any option granted hereunder until those shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to the Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of the Company's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and is subject to the following terms and conditions:

          6.1 Price. The exercise price of each option granted under the Plan shall be at least equal to the fair market value of the Common Stock on the date of grant, as determined by the Committee. The exercise price may be paid as determined by the Committee.

          6.2 Duration and Exercise or Termination of Option. Each option granted under the Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

          6.3 Transferability of Options. Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

          6.4 Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, shall be repriced, and nothing contained in the Plan shall confer upon any participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate his or her employment or service at any time.

     7.  Grant, Terms and Conditions of Restricted Common Stock.  The
Committee may grant shares of Common Stock with such restrictions, terms and conditions as may be determined in the sole discretion of the Committee; provided, however, that if the only restriction attached to the grant is vesting based on the lapse of time, the minimum period for full vesting of the grant shall be three years. Grants of shares of restricted Common Stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted Common Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted Common Stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant.
 No participant shall be granted
more than 200,000 shares of restricted Common Stock in any year, as adjusted as provided in Section 9.

     8. Grant, Terms and Conditions of Performance Share Units. The Committee may grant performance share units which shall entitle the participant to shares of Common Stock or cash in lieu thereof (the "Performance Shares") upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or combination of the following performance criteria: (a) achievement of a specified percentage increase or quantitative level in the Company's shareholder return as compared to the S&P Retail Store Composite or other comparator group, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company's Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on capital employed or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. At such time as it is certified by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the participant, or both.

     If the participant's employment with the Company or any parent or subsidiary of the Company, as the case may be, is terminated before the end of the period of time, designated by the Committee, over which Performance Shares may be earned (a "Performance Cycle") for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a participant's employment is terminated before the end of a Performance Cycle by reason of disability, or death, the participant shall be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle. If the participant's employment is terminated before the end of a Performance Cycle by reason of retirement, the participant's rights with respect to any Performance Shares being earned during the Performance Cycle shall continue as if the participant's employment had continued through the end of the Performance Cycle. No participant shall be granted Performance Shares for more than 200,000 shares of Common Stock in any year, as adjusted as provided in Section 9.

     9. Adjustment Upon Changes in Capitalization/Change in Control. The number and kind of shares of Common Stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options, all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed and all Performance Shares shall be earned as if the applicable performance goals had been attained or otherwise satisfied.

     10. Withholding. To the extent required by applicable federal, state, local or foreign law, a participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise pursuant to Benefits granted under the Plan. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may (but shall not be required to) permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to the participant or by delivering shares previously owned by the participant.

     11. Amendment and Termination. The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

PROXY


              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   NORDSTROM, INC.
                    1501 Fifth Avenue, Seattle, WA 98101-1603

    By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 19, 1998 in San Francisco, California, at 11:00 a.m., Pacific Daylight Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

    This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.



  Please Mark, Date, Sign and Return this proxy card promptly using the enclosed postage-paid envelope.


                          FOLD AND DETACH HERE


Direct Deposit of Dividend

Nordstrom is pleased to offer its shareholders of record the ability to have quarterly dividends electronically deposited. This service is provided at no cost to you and enables you to have your dividends deposited on the payable date in an account at the financial institution of your choice.

The advantages of having your dividend payment electronically deposited include: the availability of funds on payment date, the elimination of a trip to the bank, and no possibility of a stolen or lost check.

Should you wish to take advantage of this service, please contact ChaseMellon Shareholder Services at 1-800-522-6645 or Nordstrom Investor Relations at 1-206-233-6301.



NORDSTROM

                                                          Please mark        /X/
                                                          your votes as
                                                          indicated in
                                                          this example



PROPOSAL 1--ELECTION OF DIRECTORS                               FOR all nominees            WITHHOLD
                                                                (except as indicated to     AUTHORITY to vote
                                                                the contrary below)         for all nominees

D. W. Gittinger, E. Hernandez, Jr., A. D. McLaughlin,               /    /                       /   /
J. A. McMillan, B. A. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr., W. D. Ruckelshaus, E. C. Vaughan,
J. J. Whitacre, B. G. Willison

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.





                                        FOR               AGAINST               ABSTAIN

PROPOSAL 2--APPROVAL OF AMENDMENTS      / /                 / /                    / /
TO THE 1997 NORDSTROM STOCK
OPTION PLAN


                                        FOR               AGAINST               ABSTAIN


PROPOSAL 3--RATIFICATION OF             / /                 / /                   / /
APPOINTMENT OF AUDITORS


                                                              IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                                                              TO VOTE UPON SUCH OTHER MATTERS AS MAY
_________________________________                             PROPERLY COME BEFORE THE MEETING. The Board of
                                                              Directors at present knows of no other matters to be brought before the meeting.


Signature(s)____________________________________________________________      Dated_____________________, 1998
PLEASE SIGN AS NAME APPEARS ON THIS PROXY. Joint signers should each sign.
Trustees, Guardians, Personal and other Representatives, please indicate full title.



                                         FOLD AND DETACH HERE


BE ON THE LOOKOUT FOR A NEW NORDSTROM NEAR YOU



Opening Spring of 1998
Atlanta, Georgia
Perimeter Mall

Overland Park, Kansas
Oak Park Mall

Hillsboro, Oregon
Tanasbourne Towne Center (Rack)

Bloomington, Minnesota
Mall of America (Rack)

Opening Fall of 1998
San Jose, California
Westgate Mall (Rack)

Seattle, Washington
Downtown Seattle
(replacement of existing store)

San Diego, California
Fashion Valley (expansion)

Scottsdale, Arizona
Scottsdale Fashion Square

Littleton, Colorado
Park Meadows (Rack)

Opening Spring of 1999*
Norfolk, Virginia
MacArthur Center

Opening Fall of 1999*
Providence, Rhode Island
Providence Place

Spokane, Washington
River Park Square
(replacement of existing store)

Mission Viejo, California
Mission Viejo Mall

Los Angeles, California
Howard Hughes Entertainment Center (Rack)

Columbia, Maryland
Columbia Mall

Opening Spring of 2000*
Atlanta, Georgia
Mall of Georgia

Broomfield, Colorado
FlatIron Crossing

Boca Raton, Florida
Town Center at Boca Raton

Opening Fall of 2000*
Hurst, Texas
North East Mall

Chicago, Illinois
North Michigan Avenue

San Jose, California
Valley Fair Shopping Center
(replacement of existing store)

Opening 2001*
Denver, Colorado
Cherry Creek

Coral Gables, Florida
Village at Merrick Park

St. Louis, Missouri
West County Center

Dallas, Texas
North Park Center

Tampa, Florida
International Plaza
Shopping Center

* tentative

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               NORDSTROM, INC.
                 1501 Fifth Avenue, Seattle, WA 98101-1603

By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 19, 1998 in San Francisco, California, at 11:00 a.m., Pacific Daylight Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.


-------------------------------------------------------------------------------
Please Mark, Date, Sign and Return this proxy card promptly using the enclosed postage-paid envelope.
-------------------------------------------------------------------------------


                 TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


Dear Plan Participant:

Since you have a portion of your Nordstrom 401(k) account in the Nordstrom Stock Fund, you have the right to vote the shares of Nordstrom stock held for your account. This same proxy and voting information is furnished to all Nordstrom shareholders.

The Trustee of the Nordstrom Stock Fund (Wells Fargo Bank) will receive your signed proxy and instructions, as well as those made by other participants, and cast the resulting vote on behalf of the Fund. Your vote will be kept in strict confidence by the Trustee.

YOUR VOTE IS VERY IMPORTANT. Please return only this proxy card in the enclosed envelope. Do not combine it with any other proxy cards you may receive as they may be tabulated by a different system. You must execute and return this proxy card if you wish to vote these shares.

                                                          Please mark
                                                         your votes as    /X/
                                                         indicated in
                                                         this example

                                   FOR all nominees
PROPOSAL 1                     (except as indicated to     WITHHOLD AUTHORITY
ELECTION OF DIRECTORS             the contrary below)   to vote for all nominees

D. W. Gittinger,                        /  /                     /  /
E. Hernandez, Jr.,
A. D. McLaughlin, J. A. McMillan,
B. A. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr., W. D. Ruckelshaus,
E. C. Vaughan, J. J. Whitacre,
B. G. Willison

To withhold authority to vote for any individual nominee, write that nominees name on the space provided below.


                                                     FOR     AGAINST     ABSTAIN
PROPOSAL 2--APPROVAL OF                              /  /      /  /        /  /
AMENDMENTS TO
THE 1997 NORDSTROM
STOCK OPTION PLAN

                                                     FOR     AGAINST     ABSTAIN
PROPOSAL 3--ratification of                          /  /      /  /        /  /
appointment of auditors


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. The Board of Directors at present knows of no other matters to be brought before the meeting.


Signature(s) ______________________________________________ Dated _______, 1998

Please sign as name appears on this proxy. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate full title.

                 TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

BE ON THE LOOKOUT FOR A NEW NORDSTROM NEAR YOU

OPENING SPRING OF 1998
Atlanta, Georgia
Perimeter Mall

Overland Park, Kansas
Oak Park Mall

Hillsboro, Oregon
Tanasbourne Towne Center (Rack)

Bloomington, Minnesota
Mall of America (Rack)

OPENING FALL OF 1998
San Jose, California
Westgate Mall (Rack)

Seattle, Washington
Downtown Seattle
(replacement of existing store)

San Diego, California
Fashion Valley (expansion)

Scottsdale, Arizona
Scottsdale Fashion Square

Littleton, Colorado
Park Meadows (Rack)

OPENING SPRING OF 1999*
Norfolk, Virginia
MacArthur Center

OPENING FALL OF 1999*
Providence, Rhode Island
Providence Place

Spokane, Washington
River Park Square
(replacement of existing store)

Mission Viejo, California
Mission Viejo Mall

Los Angeles, California
Howard Hughes Entertainment Center
(Rack)

Columbia, Maryland
Columbia Mall

OPENING SPRING OF 2000*
Atlanta, Georgia
Mall of Georgia

Broomfield, Colorado
FlatIron Crossing

Boca Raton, Florida
Town Center at Boca Raton

OPENING FALL OF 2000*
Hurst, Texas
North East Mall

Chicago, Illinois
North Michigan Avenue

San Jose, California
Valley Fair Shopping Center
(replacement of existing store)

OPENING 2001*
Denver, Colorado
Cherry Creek

Coral Gables, Florida
Village at Merrick Park

St. Louis, Missouri
West County Center

Dallas, Texas
North Park Center

Tampa, Florida
International Plaza
Shopping Center

* tentative